Exhibit 99.1

GrowGeneration Acquires California-Based Grassroots Hydroponics, Expands Footprint in Southern California

Denver, CO, December 15, 2020 /PRNewswire/ -- GrowGeneration Corp. (NASDAQ: GRWG), (“GrowGen” or the “Company”) the nation’s largest chain of specialty hydroponic and organic garden centers, today announced its acquisition of Grassroots Hydroponics, a three-store chain of hydroponic garden centers in Southern California. The acquisition kick starts GrowGen’s plans for rapid expansion in the region, with three high-volume retail locations in Anza, Lake Elsinore and Murrieta. With these additions, GrowGen will operate 13 stores in the booming California cultivation market and 39 total retail locations across the country.

Founded in 2008, Grassroots Hydroponics is one of the largest hydroponic operations in Southern California, with annual revenues approaching $20M. This is GrowGenerations’s second acquisition in the state within a one-month period; in November, GrowGen acquired The GrowBiz, the nation's third-largest chain of hydroponic garden centers, with stores in Northern California and Oregon.

“We are pleased to add Grassroots to our growing portfolio, with its strong commercial operations and market position,” said Tony Sullivan, GrowGen’s COO. “We look to acquire best-in-breed hydroponic operations that complement and expand our footprint in mature cannabis markets, and Grassroots delivers a priority region, the critical Southern California market, for GrowGen.”

The Grassroots acquisition is the Company’s seventh acquisition this year, and follows yet another quarter of record earnings. Last month, the Company announced third-quarter revenues of $55.0 million and adjusted EBITDA of $6.6 million – marking the eleventh consecutive quarter of record revenues and EBITDA for the Company. Accordingly, the Company increased its 2020 revenue guidance to $185 million-$190 million, and adjusted EBITDA to $19.0 million-$20.0 million. It also updated revenue and adjusted EBITDA guidance for 2021 to $280 million-$300 million, and $34 million-$36 million, respectively.

For more information about GrowGeneration, or to locate its stores, please visit www.growgeneration.com.

About GrowGeneration Corp.:

GrowGen owns and operates specialty retail hydroponic and organic gardening stores. Currently, GrowGen has 39 stores, which include 5 locations in Colorado, 13 locations in California, 2 locations in Nevada, 1 location in Arizona, 1 location in Washington, 6 locations in Michigan, 1 location in Rhode Island, 4 locations in Oklahoma, 2 locations in Oregon, 3 locations in Maine and 1 location in Florida. GrowGen also operates an online superstore for cultivators at growgeneration.com. GrowGen carries and sells thousands of products, including organic nutrients and soils, advanced lighting technology and state of the art hydroponic equipment to be used indoors and outdoors by commercial and home growers. Our mission is to own and operate GrowGeneration branded stores in all the major states in the US and Canada. Management estimates that roughly 1,000 hydroponic stores are in operation in the US. By 2025, the global hydroponics system market is estimated to reach approximately $16 billion.

Forward Looking Statements:

This press release may include predictions, estimates or other information that might be considered forward-looking within the meaning of applicable securities laws. While these forward-looking statements represent our current judgments, they are subject to risks and uncertainties that could cause actual results to differ materially. You are cautioned not to place undue reliance on these forward-looking statements, which reflect our opinions only as of the date of this release. Please keep in mind that we are not obligating ourselves to revise or publicly release the results of any revision to these forward-looking statements in light of new information or future events. When used herein, words such as “look forward,” “believe,” “continue,” “building,” or variations of such words and similar expressions are intended to identify forward-looking statements. Factors that could cause actual results to differ materially from those contemplated in any forward-looking statements made by us herein are often discussed in filings we make with the United States Securities and Exchange Commission, available at: www.sec.gov, and on our website, at: www.growgeneration.com.

Press Contact:
Sara Geisner
Trailblaze
sara@trailblaze.co

Investor Contact:
John Evans
GrowGeneration
john.evans@growgeneration.com

Connect:

Website: www.GrowGeneration.com

Instagram: growgen

Facebook: GrowGenerationCorp

Twitter: @GrowGenCorp

Company Inquiries:

GrowGeneration Corp.
610-216-0057
michael@growgeneration.com

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